Exhibit 99.1

SearchMedia Appoints Paul Conway as CEO

Shanghai, China, February 1, 2010 — SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS) (formerly Ideation Acquisition Corp.), one of China’s leading nationwide multi-platform media companies, today announced that it has appointed Mr. Paul Conway as Chief Executive Officer of the Company, effective today.

Mr. Conway joins SearchMedia from Oppenheimer & Co., where he was Managing Director of Media Investment Banking. In this role, he was responsible for the solicitation, negotiation, structuring and execution of public and private investment banking transactions in all sectors of the media industry. Since 1998, Mr. Conway has completed over 60 transactions with a total of over $12 billion in transactional value, including over $1 billion in the China media sector. Prior to joining Oppenheimer, Mr. Conway served in various banking positions for five years with SunTrust Bank. Mr. Conway holds an MBA from Columbia Business School and a BBA in Finance/Economics from the University of Miami.

Mr. Rob Fried, the Company’s Co-Chairman, commented, “We are very excited to welcome Paul Conway to the Company.  I have known and worked with Paul on a variety of transactions over the last seven years.  He spearheaded the merger with SearchMedia on behalf of Ideation and as such is very well-acquainted with the Company’s business operations and senior personnel.  During an 18-month period, Paul worked tirelessly and closely with us and was able to earn the entire team’s trust and respect.  His extensive experience with Chinese media, financial markets and mergers and acquisitions as well as his strong leadership and communication skills make him a unique and invaluable asset to our Company.  We are fully confident that he will be able to help guide our Company to the forefront of Chinese media companies.”

Mr. Paul Conway commented, “It is a great honor for me to join the SearchMedia team and take on the role of CEO. Working closely with the Company during the merger with Ideation, and having done so with numerous other companies in the U.S. and Chinese media industry, I became particularly impressed with SearchMedia’s business model and strategic vision. We will look to continue to leverage SearchMedia’s platform of billboard, elevator and transit advertising to offer local and international advertisers a compelling cross-selling opportunity in China. I feel confident in SearchMedia’s ability to execute on its goals and am greatly excited to be able to make my contribution as the Company’s Chief Executive Officer, using my expertise and experience to lead SearchMedia towards these ambitious objectives.”

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 52 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eight major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide multi-platform, “one-stop shop” services for its local, national and international advertising clients.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: the integration of new management into our current management team, our ability to achieve long-term profitable growth, the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in our filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:

ICR
In Beijing:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

In the U.S.:
Ashley Ammon
Tel: (646) 277-1227
Email: ashley.ammon@icrinc.com